Exhibit 23.1



                          CONSENT OF ERNST & YOUNG LLP



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-84091) pertaining to the Harvey Electronics, Inc. Stock Option Plan of our report dated December 28, 2001, with respect to the statements of operations, shareholders' equity and cash flows and schedule of Harvey Electronics, Inc. for the year ended October 27, 2001 included in the Annual Report (Form 10-K) for the year ended November 1, 2003.




/s/ Ernst & Young LLP
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Ernst & Young LLP
Melville, New York
January 30, 2004